Exhibit 99.1

Lockheed Martin Corporation

Unaudited Pro Forma Consolidated Financial Statements

On August 16, 2016, Lockheed Martin Corporation (Lockheed Martin, we, or our) completed the previously announced separation of our Information Systems & Global Solutions (IS&GS) business and merger of this business with Leidos Holdings, Inc. (Leidos) in a Reverse Morris Trust transaction (the “Transactions”) pursuant to the Agreement and Plan of Merger dated January 26, 2016 among us, Leidos, Abacus Innovations Corporation (Abacus), and Lion Merger Co., as amended, and the Separation Agreement dated as of January 26, 2016 among us and Abacus, as amended (collectively with the other related transaction documents, the “Transaction Agreements”). Pursuant to the Transaction Agreements, we initially contributed the IS&GS business to Abacus, a wholly owned subsidiary of Lockheed Martin created to facilitate the Transactions, and the common stock of Abacus was distributed to participating Lockheed Martin stockholders through an exchange offer. Under the terms of the exchange offer, Lockheed Martin stockholders had the option to exchange all, some or none of their shares of Lockheed Martin common stock for shares of Abacus common stock. At the conclusion of the exchange offer, all 76,958,918 shares of Abacus common stock were exchanged for 9,369,694 shares of Lockheed Martin common stock held by Lockheed Martin stockholders that elected to participate in the exchange. The shares of Lockheed Martin common stock that were tendered in the exchange were retired and reduced the number of shares of our common stock outstanding by approximately three percent. Following the exchange offer, Abacus merged with a subsidiary of Leidos, with Abacus continuing as the surviving corporation and a wholly owned subsidiary of Leidos. As part of the merger, each share of Abacus common stock held by Lockheed Martin stockholders that elected to participate in the exchange offer was automatically converted into one share of Leidos common stock. Lockheed Martin did not receive any shares of Leidos common stock as part of the Transactions and does not hold any shares of Leidos or Abacus common stock following the Transactions. Both the exchange offer and merger are expected to qualify as tax-free transactions to Lockheed Martin and its stockholders, except to the extent that cash is paid to Lockheed Martin stockholders in lieu of fractional shares.

In connection with the Transactions, Abacus borrowed an aggregate principal amount of approximately $1.84 billion under term loan facilities with third party financial institutions, the proceeds of which were used to make a one-time special cash payment of $1.80 billion to Lockheed Martin and to pay associated borrowing fees and expenses. The obligations under the term loan facilities were retained by Abacus, which merged with a subsidiary of Leidos as part of the Transactions.

We will recognize a gain as a result of the Transactions, which is currently estimated at approximately $1.3 billion. The estimated gain represents the excess of: i) the $2.5 billion estimated fair value of the shares of Lockheed Martin common stock tendered and retired as part of the exchange offer and the $1.80 billion one-time special cash payment over ii) the carrying value of the net assets of the IS&GS business at June 26, 2016 and estimated transaction costs. The final gain is subject to certain post-closing adjustments, including potential transaction-related tax adjustments, the acceleration of deferred pension service credits for certain IS&GS salaried employees transferring to Leidos, working capital adjustments, and other items.

We will classify the historical financial results of the IS&GS business and the gain on the Transactions as discontinued operations in our consolidated financial statements beginning in the third quarter of 2016.

The following unaudited pro forma consolidated financial statements of Lockheed Martin include unaudited pro forma consolidated statements of earnings for the six months ended June 26, 2016 and for each of the years ended December 31, 2015, 2014 and 2013 (the pro forma statements of earnings) and an unaudited pro forma consolidated balance sheet as of June 26, 2016 (the pro forma balance sheet), which present the historical results of operations and financial position of Lockheed Martin adjusted to reflect the impacts of the Transactions. The unaudited pro forma consolidated statements of earnings present the removal of the results of operations of the IS&GS business, which will be reported as discontinued operations, and the reduction in outstanding shares of Lockheed Martin common stock as a result of the exchange offer as though these transactions occurred on January 1, 2013. The unaudited pro forma consolidated balance sheet presents the removal of the assets and liabilities of the IS&GS business that were transferred to Leidos, the reduction in equity for the fair value of shares of Lockheed Martin common stock tendered and retired as part of the exchange offer, the receipt of the one-time special cash payment from Abacus, and the estimated gain on the Transactions as though these transactions had occurred on June 26, 2016.

The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are not intended to represent or be indicative of our consolidated results of operations or financial position that would have been reported had the Transactions been completed as of the dates presented, and should not be taken as a representation of our future consolidated results of operations or financial condition. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable under the circumstances. The final gain will differ, and may differ materially, from the estimated net gain reported in the unaudited pro forma consolidated balance sheet. Along with the post-closing adjustments described above, the determination of the final gain will be impacted by changes in the carrying value of the IS&GS business between June 26, 2016 and the August 16, 2016 separation date. Additionally, the pro forma adjustments herein may differ materially from the final adjustments that will be reported as discontinued operations for the IS&GS business in our future filings.

These unaudited pro forma consolidated financial statements should be read in conjunction with the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 and our unaudited interim consolidated financial statements included in our Quarterly Report on Form 10-Q for the six months ended June 26, 2016.

Lockheed Martin Corporation

Pro Forma Consolidated Statement of Earnings

Six Months Ended June 26, 2016

(unaudited; in millions, except per share data)

	Lockheed Martin Historical	Pro Forma Adjustments				Lockheed Martin Pro Forma
		IS&GS Segment		Other Adjustments
Net sales
Products	$18,989	$(688)		$—		$18,301
Services	5,627	(1,983)		—		3,644
Total net sales	24,616	(2,671)		—		21,945
Cost of sales
Products	(17,178)	657		—		(16,521)
Services	(5,011)	1,764		—		(3,247)
Severance charges	(99)	—		19	A	(80)
Other unallocated, net	331	—		(103	)B	228
Total cost of sales	(21,957)	2,421		(84)		(19,620)
Gross profit	2,659	(250)		(84)		2,325
Other income, net	204	(10)		14	C	208
Operating profit	2,863	(260)		(70)		2,533
Interest expense	(330)	—		—		(330)
Other non-operating income, net	1	—		—		1
Earnings from continuing operations before income taxes	2,534	(260)		(70)		2,204
Income tax expense	(615)	92	D	24	D	(499)
Net earnings from continuing operations	$1,919	$(168)		$(46)		$1,705

Earnings per common share from continuing operations
Basic	$6.32					$5.79
Diluted	$6.23					$5.71

Weighted average common shares outstanding
Basic	303.8			(9.4	)E	294.4
Diluted	307.9			(9.4	)E	298.5

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

Lockheed Martin Corporation

Pro Forma Consolidated Statement of Earnings

Year Ended December 31, 2015

(unaudited; in millions, except per share data)

	Lockheed Martin Historical	Pro Forma Adjustments				Lockheed Martin Pro Forma
		IS&GS Segment		Other Adjustments
Net sales
Products	$35,882	$(1,540)		$—		$34,342
Services	10,250	(4,056)		—		6,194
Total net sales	46,132	(5,596)		—		40,536
Cost of sales
Products	(32,006)	1,447		—		(30,559)
Services	(9,011)	3,655		—		(5,356)
Severance charges	(102)	—		20	A	(82)
Other unallocated, net	187	—		(234	)B	(47)
Total cost of sales	(40,932)	5,102		(214)		(36,044)
Gross profit	5,200	(494)		(214)		4,492
Other income, net	236	(14)		(2)		220
Operating profit	5,436	(508)		(216)		4,712
Interest expense	(443)	—		—		(443)
Other non-operating income, net	30	—		—		30
Earnings from continuing operations before income taxes	5,023	(508)		(216)		4,299
Income tax expense	(1,418)	172	D	73	D	(1,173)
Net earnings from continuing operations	$3,605	$(336)		$(143)		$3,126

Earnings per common share from continuing operations
Basic	$11.62					$10.39
Diluted	$11.46					$10.24

Weighted average common shares outstanding
Basic	310.3			(9.4	)E	300.9
Diluted	314.7			(9.4	)E	305.3

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

Lockheed Martin Corporation

Pro Forma Consolidated Statement of Earnings

Year Ended December 31, 2014

(unaudited; in millions, except per share data)

	Lockheed Martin Historical	Pro Forma Adjustments				Lockheed Martin Pro Forma
		IS&GS Segment		Other Adjustments
Net sales
Products	$36,093	$(1,652)		$—		$34,441
Services	9,507	(4,002)		—		5,505
Total net sales	45,600	(5,654)		—		39,946
Cost of sales
Products	(31,965)	1,512		—		(30,453)
Services	(8,393)	3,679		—		(4,714)
Goodwill impairment charge	(119)	—		119	F	—
Other unallocated, net	132	—		(228	)B	(96)
Total cost of sales	(40,345)	5,191		(109)		(35,263)
Gross profit	5,255	(463)		(109)		4,683
Other income, net	337	(9)		1		329
Operating profit	5,592	(472)		(108)		5,012
Interest expense	(340)	—		—		(340)
Other non-operating income, net	6	—		(1)		5
Earnings from continuing operations before income taxes	5,258	(472)		(109)		4,677
Income tax expense	(1,644)	179	D	41	D	(1,424)
Net earnings from continuing operations	$3,614	$(293)		$(68)		$3,253

Earnings per common share from continuing operations
Basic	$11.41					$10.58
Diluted	$11.21					$10.39

Weighted average common shares outstanding
Basic	316.8			(9.4	)E	307.4
Diluted	322.4			(9.4	)E	313.0

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

Lockheed Martin Corporation

Pro Forma Consolidated Statement of Earnings

Year Ended December 31, 2013

(unaudited; in millions, except per share data)

	Lockheed Martin Historical	Pro Forma Adjustments				Lockheed Martin Pro Forma
		IS&GS Segment		Other Adjustments
Net sales
Products	$35,691	$(1,886)		$—		$33,805
Services	9,667	(4,229)		—		5,438
Total net sales	45,358	(6,115)		—		39,243
Cost of sales
Products	(31,346)	1,709		—		(29,637)
Services	(8,588)	3,906		—		(4,682)
Goodwill impairment charge	(195)	—		195	F	—
Severance charges	(201)	—		45	A	(156)
Other unallocated, net	(841)	—		(181	)B	(1,022)
Total cost of sales	(41,171)	5,615		59		(35,497)
Gross profit	4,187	(500)		59		3,746
Other income, net	318	2		—		320
Operating profit	4,505	(498)		59		4,066
Interest expense	(350)	—		—		(350)
Earnings from continuing operations before income taxes	4,155	(498)		59		3,716
Income tax expense	(1,205)	216	D	(26	)D	(1,015)
Net earnings from continuing operations	$2,950	$(282)		$33		$2,701

Earnings per common share from continuing operations
Basic	$9.19					$8.67
Diluted	$9.04					$8.52

Weighted average common shares outstanding
Basic	320.9			(9.4	)E	311.5
Diluted	326.5			(9.4	)E	317.1

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

Lockheed Martin Corporation

Pro Forma Consolidated Balance Sheet

As of June 26, 2016

(unaudited; in millions, except par value)

	Lockheed Martin Historical	Pro Forma Adjustments			Lockheed Martin Pro Forma
		IS&GS Segment	Other Adjustments
Assets
Current assets
Cash and cash equivalents	$1,269	$(34)	$1,834	G	$3,069
Receivables, net	9,275	(834)	45	H	8,486
Inventories, net	5,136	(118)	15	H	5,033
Other current assets	393	(18)	—		375
Total current assets	16,073	(1,004)	1,894		16,963

Property, plant and equipment, net	5,438	(95)	—		5,343
Goodwill	13,621	(2,868)	—		10,753
Intangible assets, net	4,051	(107)	—		3,944
Deferred income taxes	5,830	—	137	I	5,967
Other noncurrent assets	5,395	(29)	20	I	5,386
Total assets	$50,408	$(4,103)	$2,051		$48,356

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$2,778	$(240)	$108	H, J	$2,646
Customer advances and amounts in excess of costs incurred	7,236	(243)	—		6,993
Salaries, benefits and payroll taxes	2,012	(204)	—		1,808
Current maturities of long-term debt	502	—	—	G	502
Other current liabilities	3,067	(250)	29	H, K	2,846
Total current liabilities	15,595	(937)	137		14,795

Long-term debt, net	14,307	—	—	G	14,307
Accrued pension liabilities	11,816	—	—		11,816
Other postretirement benefit liabilities	1,073	—	—		1,073
Other noncurrent liabilities	4,620	(229)	192	H, I	4,583
Total liabilities	47,411	(1,166)	329		46,574

Stockholders’ equity
Common stock, $1 par value per share	301	—	(9	)L	292
Additional paid-in capital	—	—	—	L	—
Retained earnings	13,800	(3,016)	1,731	L	12,515
Accumulated other comprehensive loss	(11,104)	79	—		(11,025)
Total stockholders’ equity	2,997	(2,937)	1,722		1,782
Total liabilities and stockholders’ equity	$50,408	$(4,103)	$2,051		$48,356

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

Basis of Presentation

The accompanying unaudited pro forma consolidated financial statements of Lockheed Martin include unaudited pro forma consolidated statements of earnings for the six months ended June 26, 2016 and for each of the years ended December 31, 2015, 2014 and 2013 (the pro forma statements of earnings) and an unaudited pro forma consolidated balance sheet as of June 26, 2016 (the pro forma balance sheet), which present the historical results of operations and financial position of Lockheed Martin adjusted to reflect the impacts of the Transactions. The unaudited pro forma consolidated statements of earnings present the removal of the results of operations of the IS&GS business, which will be reported as discontinued operations, and the reduction in outstanding shares of Lockheed Martin common stock as a result of the exchange offer as though these transactions occurred on January 1, 2013. The unaudited pro forma consolidated balance sheet presents the removal of the assets and liabilities of the IS&GS business that were transferred to Leidos, the reduction in equity for the fair value of shares of Lockheed Martin common stock tendered and retired as part of the exchange offer, the receipt of the one-time special cash payment from Abacus, and the estimated net gain on the Transactions as though these transactions had occurred on June 26, 2016. The unaudited pro forma consolidated financial statements were prepared in accordance with Article 11 of Regulation S-X and have been derived from the historical accounting records of Lockheed Martin and IS&GS giving effect to the Transactions.

The amounts reported in the unaudited pro forma consolidated financial statements in the column titled “Lockheed Martin Historical” represent the historical consolidated results of operations and financial position of Lockheed Martin previously reported for the periods presented and are prior to any adjustments for the Transactions.

The amounts reported in the unaudited pro forma consolidated financial statements in the column titled “IS&GS Segment” are derived from amounts previously reported for our IS&GS segment in our historical consolidated financial statements for the periods presented and represent the removal of the results of operations of the IS&GS business, which will be reported as discontinued operations, and the removal of the assets and liabilities of the IS&GS business that were transferred to Leidos.

The amounts reported in the unaudited pro forma consolidated financial statements in the column titled “Other Adjustments” represent the adjustments described below.

The amounts reported in the unaudited pro forma consolidated financial statements in the column titled “Lockheed Martin Pro Forma” represent the results of operations and financial position of Lockheed Martin after giving effect to the Transactions.

The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are not intended to represent or be indicative of our consolidated results of operations or financial position that would have been reported had the Transactions been completed as of the dates presented, and should not be taken as a representation of our future consolidated results of operations or financial condition. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable under the circumstances. The final gain will differ, and may differ materially, from the estimated net gain reported in the unaudited pro forma consolidated balance sheet. Along with the post-closing adjustments described above, the determination of the final gain will be impacted by changes in the carrying value of the IS&GS business between June 26, 2016 and the August 16, 2016 separation date. Additionally, the pro forma adjustments herein may differ materially from the final adjustments that will be reported as discontinued operations for the IS&GS business in our future filings.

Pro Forma Adjustments to the Unaudited Pro Forma Consolidated Statements of Earnings

(A)	The adjustment represents the allocation of severance charges to the IS&GS segment related to significant severance actions that were directly attributable to the IS&GS business but were historically recorded at the Lockheed Martin corporate office.

(B)	The adjustment represents the reclassification of certain corporate overhead, pension, and other costs to the Lockheed Martin corporate office that were previously allocated to and included in the results of operations of the IS&GS segment but will continue to be incurred by Lockheed Martin subsequent to the Transactions. The costs reclassified to the Lockheed Martin corporate office were as follows (in millions):

	Six Months Ended June 26, 2016	Year Ended December 31, 2015	Year Ended December 31, 2014	Year Ended December 31, 2013
Other unallocated, net
Corporate overhead costs[1]	$(65)	$(166)	$(169)	$(163)
Pension related costs[2]	(43)	(71)	(59)	(18)
Other, net	5	3	—	—
Total other unallocated, net	$(103)	$(234)	$(228)	$(181)

[1]	Corporate overhead costs comprise expenses incurred at the Lockheed Martin corporate office related to senior management, legal, human resources, finance, accounting, treasury, tax, information technology, communications, ethics and compliance, corporate employee benefits, incentives and stock-based compensation, shared services processing and administration and depreciation for corporate fixed assets that were historically allocated to and included in the results of operations for the IS&GS segment. Lockheed Martin allocates such costs to its business segments because under U.S. Government contracting regulations such costs are allowable in establishing prices for contracts with the U.S. Government. The adjustment in the table above represents the reclassification of a portion of the corporate overhead costs from the IS&GS segment to the Lockheed Martin corporate office because such costs will continue to be incurred by Lockheed Martin subsequent to the Transactions. However, we have not reclassified the associated sales for the recovery of these costs as the underlying IS&GS contracts will not be part of our continuing operations. Lockheed Martin will allocate similar costs incurred in future periods to our remaining businesses and we expect to recover a substantial amount of these costs through the pricing of our products and services to the U.S. government and other customers.
[2]	Prior to the consummation of the Transactions, certain IS&GS salaried employees participated in various defined benefit pension and other post-employment benefit plans administered and sponsored by Lockheed Martin. Following the Transactions, IS&GS salaried employees that transferred to Leidos will no longer earn additional benefits under the Lockheed Martin defined benefit pension and other post-employment benefit plans. Pursuant to the Transaction Agreements, Lockheed Martin retained all assets and obligations related to benefits earned by the IS&GS salaried employees through the closing of the Transactions. Pension costs were historically allocated to and included in the results of operations for the IS&GS segment. Lockheed Martin allocates pension costs to its business segments because under U.S. Government contracting regulations such costs are allowable in establishing prices for contracts with the U.S. Government. The adjustment in the table above represents the reclassification of the non-service portion of pension costs (interest expense, actuarial gains and losses and returns on plan assets) from the IS&GS segment to the Lockheed Martin corporate office because such costs will continue to be incurred by Lockheed Martin subsequent to the Transactions. However, we have not reclassified the associated sales for the recovery of these costs as the underlying IS&GS contracts will not be part of our continuing operations. Lockheed Martin will allocate similar costs incurred in future periods to our remaining businesses and we expect to recover a substantial amount of these costs through the pricing of our products and services to the U.S. government and other customers. The service portion of pension costs remains in the results of operations for the IS&GS segment because such costs will no longer be incurred subsequent to the Transactions.

(C)	The adjustment represents the allocation of $14 million of transaction costs to the IS&GS segment that were previously recorded at the Lockheed Martin corporate office.

(D)	Federal income taxes were not historically allocated to the IS&GS segment, as such taxes were centrally managed and recorded at the Lockheed Martin corporate office. The estimated tax rates used in the accompanying unaudited pro forma consolidated financial statements have been calculated under the separate return method. Under this approach, the tax rates were determined as if the IS&GS business were filing separate tax returns. The effective tax rates applied to the results of operations of the IS&GS segment and the other pro forma adjustments were 35.2%, 33.8%, 37.9% and 43.3% for the six months ended June 26, 2016 and for the years ended December 31, 2015, 2014 and 2013, respectively. For the six months ended June 26, 2016, the effective tax rate was comparable to the statutory rate. For the year ended December 31, 2015 the effective tax rate was less than the statutory rate primarily due to U.S. manufacturing deductions and research and development tax credits. For the years ended December 31, 2014 and 2013, the effective tax rates exceeded the statutory rate primarily due to non-cash goodwill impairment charges, of which only a limited amount was deductible for tax purposes.

(E)	The adjustment represents the reduction in the number of outstanding shares of Lockheed Martin common stock as a result of completing the exchange offer undertaken as part of the Transactions. Under the terms of the exchange offer, Lockheed Martin stockholders had the option to exchange all, some or none of their shares of Lockheed Martin common stock for shares of Abacus, a wholly owned subsidiary of Lockheed Martin created to facilitate the Transactions. The final exchange ratio for the exchange offer was set at 8.2136 shares of common stock of Abacus for each share of Lockheed Martin common stock. At the completion of the exchange offer, Lockheed Martin accepted 9,369,694 shares of Lockheed Martin common stock in exchange for 76,958,918 shares of Abacus common stock. The shares of Lockheed Martin common stock received in the exchange were retired.

(F)	The adjustment reflects the allocation of goodwill impairment charges to the IS&GS segment for impairment charges directly attributable to the IS&GS business but were historically recorded at the Lockheed Martin corporate office.

Pro Forma Adjustments to the Unaudited Pro Forma Consolidated Balance Sheet

(G)	In connection with the Transactions, Abacus borrowed an aggregate principal amount of approximately $1.84 billion under term loan facilities with third party financial institutions, the proceeds of which were used to make a one-time special cash payment of $1.80 billion to Lockheed Martin and to pay associated borrowing fees and expenses. The outstanding obligations under the term loan facilities were retained by Abacus, which merged with a subsidiary of Leidos as part of the Transactions. The adjustment to cash and cash equivalents reflects the receipt of the one-time special cash payment of $1.80 billion from Abacus and the $34 million cash balance in the IS&GS segment that was retained by Lockheed Martin pursuant to the Transaction Agreements.

(H)	The adjustment reflects certain assets or liabilities in the IS&GS segment that were retained by Lockheed Martin pursuant to the Transaction Agreements.

(I)	The adjustment reflects the transfer of certain deferred tax liability balances attributable to IS&GS previously classified as corporate deferred tax assets, net and the reclassification of these balances from an asset to a liability for presentation purposes on the IS&GS balance sheet.

(J)	The adjustment to accounts payable includes a $95 million accrual for additional estimated transaction costs.

(K)	The adjustment includes the estimated income tax benefit of $37 million for the estimated transaction costs accrued in accounts payable.

(L)	The adjustments to stockholders’ equity include the elimination of IS&GS’ historical stockholders’ equity, the fair value of Lockheed Martin common shares tendered and retired as part of the exchange offer and the estimated gain on the Transactions. Details of these amounts and affected stockholders’ equity captions are as follows (in millions):

	As of June 26, 2016
	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
Lockheed Martin Historical	$301	$—	$13,800	$(11,104)	$2,997
Pro Forma Adjustments – IS&GS Segment stockholders’ equity[1]	—	—	(3,016)	79	(2,937)
Total Pro Forma Adjustments – IS&GS Segment	—	—	(3,016)	79	(2,937)
Pro Forma Adjustments – Other Adjustments
Total IS&GS stockholders’ equity above	—	—	2,937	—	2,937
Fair value of Lockheed Martin common shares tendered and retired[2]	(9)	—	(2,488)	—	(2,497)
Estimated gain on Transaction[3]	—	—	1,282	—	1,282
Total Pro Forma Adjustments – Other Adjustments	(9)	—	1,731	—	1,722
Lockheed Martin Pro Forma	$292	$—	$12,515	$(11,025)	$1,782

[1]	The adjustment represents the elimination of the historical stockholder’s equity balances of the IS&GS business.
[2]	The adjustment reflects the reduction in the outstanding shares of Lockheed Martin common stock as a result of completing the exchange offer undertaken as part of the Transactions. Under the exchange offer, Lockheed Martin accepted 9,369,694 shares of Lockheed Martin common stock valued at approximately $2.5 billion using the closing price of Lockheed Martin’s common stock of $266.50 per share on August 15, 2016. We reduced common stock for the $1 par value of the shares received and retired in the exchange offer, with the excess fair value over par value recorded as a reduction of retained earnings.
[3]	The estimated gain on the Transactions was determined as follows (in millions):

As of June 26, 2016
Estimated gain on Transactions
Fair value of Lockheed Martin common shares tendered and exchanged (at $266.50 per share, based on the closing price as of August 15, 2016	$2,497
One-time special cash payment from Abacus	1,800
Estimated proceeds from the Transactions	$4,297

Less:
Carrying value of IS&GS net assets as of June 26, 2016	$2,937
Pro forma adjustments to IS&GS net assets[4]	78
Estimated gain on the Transactions	$1,282

[4]	Represents the net impact of other pro forma balance sheet adjustments described in notes (G) through (K), excluding the adjustment to cash and cash equivalents for the one-time special cash payment from Abacus as this amount is already reflected in the total proceeds received.

The estimated net gain included in these pro forma consolidated financial statements as if the Transactions occurred on June 26, 2016 balance sheet date will differ from the final gain reported in discontinued operations in Lockheed Martin’s consolidated financial statements in the third quarter of 2016. The determination of the final gain will be impacted by changes in the carrying value of the IS&GS business between June 26, 2016 and the August 16, 2016 separation date, as well as certain post-closing adjustments such as potential transaction-related tax adjustments, the acceleration of deferred pension service credits for certain IS&GS salaried employees transferring to Leidos, working capital adjustments, and other items. Any differences may be material.